Chairman & CEO Thomas Anthony Guerriero Of (SKGP:OTCBB) Announces Their New CFO Philip Clark. An Expert With Over 20 Years Experience.

SKGP is pleased to announce their new Chief Financial Officer, Philip Clark.

Smart Kids Group, Inc. recently completed a successful reverse merger with WMX Group, Inc. They are anticipating a name change and symbol change to take effect in the next several weeks to reflect this.

"WMX"® is a diversified holding company that provides online platforms, products and services across a plethora of industries. WMX's core business is that it has created a safe and secure proprietary platforms for the buying and selling of products in several proprietary market segments across the globe and multinational service provider.

WMX plans to continue with their growth strategy by introducing new WMX Market Segments, WMX Divisions, and use attained capital and cash flow from operations to acquire companies around the world that bring an added value to WMX, while expanding upon its existing portfolio. The Company believes that this global acquisition strategy will add to its diversification, allow for more rapid gains in market share, and stronger revenue growth over the long term.

Thomas Anthony Guerriero the Chairman & CEO of (SKGP:OTCBB) announced today that Philip Clark is the new Chief Financial Officer. "I believe Mr. Clark's appointment to CFO is tremendous news for all of us at the WMX family -- and most importantly our shareholders -- as he will provide the company with the sound fiscal management required by our projected growth," remarked Chairman & CEO Thomas Anthony Guerriero.

Philip Clark is a Chartered Accountant and Certified Public Accountant with over twenty years experience in public accounting. Most recently he has served as the CFO for a publicly traded company American Rare Earths & Material, Corp in the sporting goods and materials application sector for the last three years. From 2005 to 2008, Mr. Clark was a senior manager and partner of Danziger Hochman Partners LLP. From 1992 to 2005, Mr. Clark was a manager, then Partner, and then Managing Partner of Mackay Landau, Chartered Accountants. He has also served as Audit Committee Chair and Director of a Canadian crown corporation. Mr. Clark has experience accounting and auditing SEC registrants, Canadian public companies, government entities and owner managed businesses. He articled with Ernst & Young, Chartered Accountants, and received a Bachelor of Commerce degree (Honours) from McMaster University in 1986.

Mr. Philip Clark, CA, CPA, CFA Mr. Clark has taken a leadership role in business relationships and technical standards over the past 20 years. He is a truly seasoned financial professional, as is clearly demonstrated by his stellar career. He is a tremendous addition to the WMX Executive team.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21B of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not place undue reliance on these forward-looking statements, which are only predictions and only speak as of the date hereof. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "plan," "expect," or similar expressions and are subject to numerous known and unknown risks and uncertainties. These risks and uncertainties could cause the Company's actual results to differ materially those indicated in the forward-looking statements.

Investors are encouraged to carefully review regulatory filings prior to investment consideration. Past performance is no guarantee of future success or that there cannot be losses or business interruption. The Company is in a rapid growth sector that may or may not continue to grow in the future and therefore poses risks that may be different than other investments. Management regularly provides news and additional information believed to be true and accurate at the time of dissemination but has no requirement to modify, comment or change in the future should circumstance change or information prove to be inaccurate for any reason. Additionally, the Company makes every effort to comply with all applicable laws.

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